Exhibit 99.1

Contact:	LeAnne Zumwalt
Investor Relations
DaVita Inc.
(650) 696-8910

DAVITA 1st QUARTER 2009 RESULTS

El Segundo, California, April 27, 2009 – DaVita Inc. (NYSE: DVA) today announced results for the quarter ended March 31, 2009. Net income attributable to DaVita Inc. for the three months ended March 31, 2009 was $96.2 million, or $0.92 per share, as compared to $86.9 million, or $0.80 per share, for the same period of 2008.

Financial and operating highlights include:

•

Significant New Accounting Policies: On January 1, 2009 we adopted SFAS No. 160 Noncontrolling Interests in Consolidated Financial Statements and implemented SEC Topic No. D-98 Classification and Measurement of Redeemable Securities. These standards changed the presentation and measurement of noncontrolling interests in our financial statements for all periods presented, which primarily affected the presentation of operating income, operating cash flows and the effective income tax rate. See reconciliations for non-GAAP measures beginning on page 10 of this release for further details of the impact on our financial statements of adopting these standards.

•

Cash Flow: For the rolling 12 months ended March 31, 2009 operating cash flow was $640 million and free cash flow was $468 million. For the three months ended March 31, 2009 operating cash flow was $134 million and free cash flow was $90 million.

•	Operating Income: Operating income for the three months ended March 31, 2009 was $221 million, as compared to $206 million for the same period of 2008.

•

Volume: Total treatments for the first quarter of 2009 were 4,082,439, or 53,365 treatments per day, representing a per day increase of 5.0% over the first quarter of 2008. Non-acquired treatment growth in the quarter was 4.0% over the prior year’s first quarter.

•

Effective Tax Rate: Our effective tax rate was 37.4% for the three months ended March 31, 2009. This effective tax rate is impacted by the amount of third parties owners’ income attributable to non-tax paying entities. The effective tax rate attributable to DaVita Inc. was 40.2% for the three months ended March 31, 2009 which was in the range of our previous stated guidance. Our effective tax rate for 2009 is projected to be in the range of 37.0% to 38.0% and our 2009 effective tax rate attributable to DaVita Inc. is still projected to be in a range of 39.5% to 40.5%.

•

Share Repurchases: During the first quarter of 2009 we repurchased a total of 744,400 of our common stock for $32.0 million, or an average price of $43.01 per share, pursuant to previously announced Board authorizations. We have not repurchased any additional shares of our common stock subsequent to March 31, 2009.

•

Center Activity: As of March 31, 2009, we operated or provided administrative services at 1,475 outpatient dialysis centers serving approximately 114,000 patients, of which 1,446 centers are consolidated in our financial statements. During the first quarter of 2009, we acquired seven centers, opened 18 new centers, merged one center and closed one center.

Outlook

Our operating income guidance attributable to DaVita Inc. for 2009 remains unchanged at a range of $820-$880 million. However, as a result of adopting SFAS No. 160, the classification of noncontrolling interests was changed to no longer be deducted from our operating income as previously reported. Therefore, our operating income guidance based on the current presentation under SFAS No. 160 is projected to be in the range of $870-$930 million, even though the underlying fundamental economics of our business have not changed. In addition, our operating cash flow guidance is now projected to be in the range of $550-$600 million. See supplemental financial data on page 8 for further details. These projections and the underlying assumptions involve significant risks and uncertainties, including those described below and actual results may vary significantly from these current projections.

DaVita will be holding a conference call to discuss its results for the three months ended March 31, 2009 on April 28, 2009 at 8:30 a.m. Eastern Time. The dial in number is (800) 399-4406. A replay of the conference call will be available on DaVita’s official web page, www.davita.com, for the following 30 days.

This release contains forward-looking statements, including statements related to our 2009 operating results and 2009 expected effective tax rate and the expected effective tax rate attributable to DaVita Inc. Factors which could impact future results include the uncertainties associated with governmental regulations, general economic and other market conditions, competition, accounting estimates and the risk factors set forth in our SEC filings, including our Form 10-K for the year ended December 31, 2008. The forward-looking statements should be considered in light of these risks and uncertainties.

These risks and uncertainties include those relating to:

•	the concentration of profits generated from commercial payor plans,

•	continued downward pressure on average realized payment rates from commercial payors, which may result in the loss of revenue or patients,

•	a reduction in the number of patients under higher-paying commercial plans,

•	a reduction in government payment rates or the structure of payments under the Medicare ESRD Program which result in lower reimbursement for services we provide to Medicare patients,

•	changes in pharmaceutical or anemia management practice patterns, payment policies, or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•

legal compliance risks, including our continued compliance with complex government regulations and compliance with the corporate integrity agreement applicable to the dialysis centers acquired from Gambro Healthcare and assumed in connection with such acquisition, and

•	the resolution of ongoing investigations by various federal and state governmental agencies.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of changes in underlying factors, new information, future events or otherwise.

This release contains non-GAAP financial measures. For reconciliations of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the attached reconciliation schedules.

DAVITA INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(dollars in thousands, except per share data)

	Three months ended March 31,
	2009	2008
Net operating revenues	$1,447,640	$1,344,724
Operating expenses and charges:
Patient care costs	1,005,886	930,209
General and administrative	127,273	120,765
Depreciation and amortization	57,123	52,811
Provision for uncollectible accounts	36,736	34,631
Equity investment loss	18	527

Total operating expenses and charges	1,227,036	1,138,943

Operating income	220,604	205,781
Debt expense	(48,301)	(59,066)
Other income	754	4,863

Income before income taxes	173,057	151,578
Income tax expense	64,783	55,570

Net income	108,274	96,008
Less: Net income attributable to noncontrolling interests	(12,063)	(9,074)

Net income attributable to DaVita Inc.	$96,211	$86,934

Earnings per share:
Basic earnings per share attributable to DaVita Inc.	$0.93	$0.81

Diluted earnings per share attributable to DaVita Inc.	$0.92	$0.80

Weighted average shares for earnings per share:
Basic	103,878,417	107,367,356

Diluted	104,409,026	108,239,360

DAVITA INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(dollars in thousands)

	Three months ended March 31,
	2009	2008
Cash flows from operating activities:
Net income attributable to DaVita Inc.	$96,211	$86,934
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	57,123	52,811
Stock-based compensation expense	11,009	9,548
Tax benefits from stock award exercises	2,161	2,618
Excess tax benefits from stock award exercises	(779)	(1,411)
Deferred income taxes	16,430	(7,439)
Net income attributable to noncontrolling interests	12,063	9,074
Equity investment loss	18	527
Loss on disposal of assets	3,629	1,355
Non-cash debt and non-cash rent charges	3,422	4,074
Changes in operating assets and liabilities, other than from acquisitions and divestitures:
Accounts receivable	(13,757)	(33,168)
Inventories	13,055	3,499
Other receivables and other current assets	41,417	16,846
Other long-term assets	1,422	(537)
Accounts payable	(65,411)	(39,217)
Accrued compensation and benefits	(21,403)	(47,571)
Other current liabilities	(54,116)	(6,500)
Income taxes	40,339	56,653
Other long-term liabilities	(8,584)	(184)

Net cash provided by operating activities	134,249	107,912

Cash flows from investing activities:
Additions of property and equipment, net	(73,203)	(64,673)
Acquisitions	(39,828)	(5,671)
Proceeds from asset sales	4,199	23
Purchase of investments available for sale	(514)	(839)
Purchase of investments held-to-maturity	(6)	(109)
Proceeds from sale of investments available for sale	10,669	4,955
Proceeds from maturities of investments held-to-maturity	20	73
Purchase of intangible assets and other	—	(20)

Net cash used in investing activities	(98,663)	(66,261)

Cash flows from financing activities:
Borrowings	2,619,540	4,050,363
Payments on long-term debt	(2,630,739)	(4,052,066)
Deferred financing costs	—	(130)
Purchase of treasury stock	(32,016)	(7,144)
Excess tax benefits from stock award exercises	779	1,411
Stock award exercises and other share issuances, net	9,102	8,525
Distributions to noncontrolling interests	(13,567)	(16,888)
Contributions from noncontrolling interests	4,460	5,103
Proceeds from sales of additional noncontrolling interests	3,081	4,612
Purchase of noncontrolling interests	(1,424)	(3,167)

Net cash used in financing activities	(40,784)	(9,381)

Net (decrease) increase in cash and cash equivalents	(5,198)	32,270
Cash and cash equivalents at beginning of period	410,881	447,046

Cash and cash equivalents at end of period	$405,683	$479,316

DAVITA INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(dollars in thousands, except per share data)

ASSETS	March 31, 2009	December 31, 2008
Cash and cash equivalents	$405,683	$410,881
Short-term investments	25,413	35,532
Accounts receivable, less allowance of $216,261 and $211,222	1,088,584	1,075,457
Inventories	71,353	84,174
Other receivables	194,637	239,165
Other current assets	32,454	33,761
Income tax receivable	—	32,130
Deferred income taxes	213,339	217,196

Total current assets	2,031,463	2,128,296
Property and equipment, net	1,067,289	1,048,075
Amortizable intangibles, net	155,823	160,521
Investments in third-party dialysis businesses	23,856	19,274
Long-term investments	5,212	5,656
Other long-term assets	46,006	47,330
Goodwill	3,905,762	3,876,931

	$7,235,411	$7,286,083

LIABILITIES AND EQUITY
Accounts payable	$217,125	$282,883
Other liabilities	441,124	495,239
Accrued compensation and benefits	276,851	312,216
Current portion of long-term debt	83,295	72,725
Income taxes payable	8,211	—

Total current liabilities	1,026,606	1,163,063
Long-term debt	3,600,233	3,622,421
Other long-term liabilities	100,085	101,442
Alliance and product supply agreement, net	34,645	35,977
Deferred income taxes	260,101	244,884

Total liabilities	5,021,670	5,167,787
Commitments and contingencies
Noncontrolling interests subject to put provisions	289,592	291,397
Equity:
Preferred stock ($0.001 par value, 5,000,000 shares authorized; none issued)
Common stock ($0.001 par value, 450,000,000 shares authorized; 134,862,283 shares issued; 103,409,287 and 103,753,673 shares outstanding)	135	135
Additional paid-in capital	607,234	584,358
Retained earnings	1,985,661	1,889,450
Treasury stock, at cost (31,452,996 and 31,108,610 shares)	(714,977)	(691,857)
Accumulated other comprehensive loss	(12,111)	(14,339)

Total DaVita Inc. shareholders’ equity	1,865,942	1,767,747
Noncontrolling interests not subject to put provisions	58,207	59,152

Total equity	1,924,149	1,826,899

	$7,235,411	$7,286,083

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2009	December 31, 2008	March 31, 2008
1. Consolidated Financial Results:
Revenues	$1,448	$1,461	$1,345
Operating income	$220.6	$223.1	$205.8
Operating income margin	15.2%	15.3%	15.3%
Net income attributable to DaVita Inc.	$96.2	$98.4	$86.9
Diluted earnings per share attributable to DaVita Inc.	$0.92	$0.94	$0.80

2. Consolidated Business Metrics:
Expenses
Patient care costs as a percent of consolidated revenue (3)	69.5%	69.2%	69.2%
General and administrative expenses as a percent of consolidated revenue (3)	8.8%	9.1%	9.0%
Bad debt expense as a percent of consolidated revenue	2.5%	2.5%	2.6%
Consolidated effective tax rate attributable to DaVita Inc.(1)	40.2%	37.7%	39.0%

3. Segment Financial Results: (dollar amounts rounded to nearest million)
Dialysis and related lab services
Revenues	$1,377	$1,389	$1,297
Direct operating expenses	1,140	1,148	1,068

Dialysis segment margin	$237	$241	$229

Other – Ancillary services and strategic initiatives
Revenues	$71	$72	$48
Direct operating expenses	76	79	61

Ancillary segment loss	$(5)	$(7)	$(13)

Total segment margin	$232	$234	$216
Reconciling items:
Stock-based compensation	(11)	(11)	(10)
Equity investment loss	—	—	(1)

Consolidated operating income	$221	$223	$206

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2009	December 31, 2008	March 31, 2008
4. Segment Business Metrics:
Dialysis and related lab services:
Volume
Treatments	4,082,439	4,172,468	3,934,777
Number of treatment days	76.5	79.5	77.4
Treatments per day	53,365	52,484	50,837
Per day year over year increase	5.0%	4.9%	6.3%
Non-acquired growth year over year	4.0%	4.0%	5.0%
Revenue
Dialysis and related lab services revenue per treatment	$336.73	$332.61	$328.95
Per treatment increase (decrease) from previous quarter	1.2%	(1.1%)	0.3%
Per treatment increase (decrease) from previous year	2.4%	1.4%	(2.6%)
Percent of consolidated revenue	95.1%	95.1%	96.4%
Expenses
Patient care costs
Percent of segment revenue	68.8%	68.6%	68.7%
Per treatment	$231.88	$228.29	$226.21
Per treatment increase (decrease) from previous quarter	1.6%	(1.8%)	1.4%
Per treatment increase (decrease) from previous year	2.5%	2.3%	(2.5%)
General and administrative expenses
Percent of segment revenue	7.4%	7.6%	7.1%
Per treatment	$24.99	$25.36	$23.50
Per treatment (decrease) increase from previous quarter	(1.5%)	2.8%	(12.5%)
Per treatment increase (decrease) from previous year	6.3%	(5.6%)	(6.6%)

5. Cash Flow
Operating cash flow	$134.2	$198.5	$107.9
Operating cash flow last twelve months	$640.0	$613.7	$590.8
Free cash flow(1)	$89.5	$144.8	$72.6
Free cash flow, last twelve months(1)	$467.7	$450.7	$432.5
Capital expenditures:
Development and relocations	$42.0	$54.7	$46.1
Routine maintenance/IT other	$31.2	$39.4	$18.5
Acquisition expenditures	$39.8	$24.8	$5.7

6. Accounts Receivable
Net receivables	$1,089	$1,075	$960
DSO	70	70	68

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in millions, except for per share and per treatment data)

	Three months ended
	March 31, 2009	December 31, 2008	March 31, 2008
7. Debt and Capital Structure
Total debt(2)	$3,680	$3,691	$3,701
Net debt, net of cash(2)	$3,275	$3,281	$3,222
Leverage ratio (see Note 1 on page 9)	2.83x	2.88x	2.94x
Overall effective weighted average interest rate during the quarter	5.04%	5.77%	6.10%
Overall effective weighted average interest rate at end of the quarter	5.04%	5.10%	5.79%
Effective weighted average interest rate on the Senior Secured Credit Facilities at end of the quarter	3.36%	3.48%	4.80%
Economically fixed interest rates as a percentage of our total debt	66%	69%	72%
Share repurchases	$32.0	$63.0	$32.5

8. Clinical (quarterly averages)
Dialysis adequacy -% of patients with Kt/V > 1.2	95%	95%	95%
90 day patients with Hb>=10 <=13	87%	86%	—
Patients with arteriovenous fistulas placed	62%	62%	60%

(1)	These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see attached reconciliation schedules.
(2)	This is a non-GAAP financial measure. It excludes $3.3 million, the unamortized balance of a debt premium associated with our senior notes that is not actually outstanding debt principal.
(3)	Consolidated percentages of revenue and per treatment amounts are comprised of the dialysis and related lab services business, other ancillary services and strategic initiatives, as well as stock-based compensation expenses.

9. Reconciliations of operating income guidance and operating cash flow guidance to our previous reported amounts:

	Projected Range 2009
Consolidated operating income guidance:
Operating income guidance range as previously reported	$820	-	$880
Add: Reclassification of noncontrolling interests	50	-	50

Operating income guidance range	$870	-	$930

Consolidated operating cash flow guidance:
Operating cash flow guidance range as previously reported	$500	-	$550
Add: Income distributions to noncontrolling interests	50	-	50

Operating cash flows guidance range	$550	-	$600

DAVITA INC.

SUPPLEMENTAL FINANCIAL DATA—continued

(unaudited)

(dollars in thousands)

Note 1: Calculation of the Leverage Ratio

Under the Company’s current Senior Secured Credit Facilities (Credit Agreement), the leverage ratio is defined as all funded debt plus the face amount of all letters of credit issued, minus cash and cash equivalents, divided by “Consolidated EBITDA”. The leverage ratio determines the interest rate margin payable by the Company for its term loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The following leverage ratio was calculated using “Consolidated EBITDA” as defined in the Credit Agreement. The calculation below is based on the last twelve months of “Consolidated EBITDA”, pro forma for the routine acquisitions that occurred during the period. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement.

Rolling twelve months ended March 31, 2009
Net income attributable to DaVita Inc.	$383,437
Income taxes	244,684
Debt expense	213,951
Depreciation and amortization	221,229
Noncontrolling interests and equity investment loss, net	48,844
Other	21,636
Stock-based compensation expense	42,696

“Consolidated EBITDA”	$1,176,477

March 31, 2009
Total debt, excluding debt premium of $3.3 million	$3,680,200
Letters of credit issued	50,901

3,731,101
Less: cash and cash equivalents	(405,683)

Consolidated net debt	$3,325,418

Last twelve months “Consolidated EBITDA”	$1,176,477

Leverage ratio	2.83x

In accordance with the Company’s Credit Agreement, the Company’s leverage ratio cannot exceed 4.50 to 1.0 as of March 31, 2009. At that date the Company’s leverage ratio did not exceed 4.50 to 1.0.

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

On January 1, 2009 we adopted SFAS No. 160 Noncontrolling Interests in Consolidated Financial Statements and implemented the classification and measurement of minority interests (noncontrolling interests) according to SEC Topic No. D-98 Classification and Measurement of Redeemable Securities. Under the provisions of SFAS No. 160 we are required to separately report the amount of consolidated net income attributable to the parent and to the noncontrolling interests on the face of the consolidated statement of income instead of reporting noncontrolling interests as a reduction to operating income as we previously had reported. In addition, we are also required to treat noncontrolling interests as a separate component of equity; however, in accordance with SEC Topic No. D-98, we are required to classify securities with redemption features that are not solely within our control, such as our noncontrolling interests that are subject to put provisions outside of permanent equity and to measure these noncontrolling interests at fair value. The provisions of these standards have been applied retrospectively for all prior periods presented.

The following tables reflect the adjustments made to our previously reported financial statement amounts as a result of implementing SFAS No. 160 and SEC Topic No. D-98.

1. Consolidated Statements of Income:

We believe that this reconciliation of reported operating income to operating income as previously reported enables a user of our financial statements to more fully understand the impact on our previously reported operating results of implementing SFAS No. 160. Operating income as previously reported is no longer a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to operating income.

	Three months ended
	December 31, 2008	March 31, 2008
Operating income as reported	$223,109	$205,781
Less: Reclassification of noncontrolling interests	(11,509)	(9,054)

Operating income as previously reported	$211,600	$196,727

2. Consolidated Balance Sheet:

We believe that this reconciliation of certain reported balance sheets accounts to the same balance sheet accounts as previously reported enables a user of our financial statements to more fully understand the impact on our previously reported balance sheet of implementing SFAS No. 160 and SEC Topic D-98. The balance sheet as previously reported is no longer a measure of financial position under United States generally accepted accounting principles and should not be considered as an alternative to financial position.

	Income tax receivable	Minority interest	Noncontrolling interests not subject to put provisions	Noncontrolling interests subject to put provisions	Additional paid in capital
Balances as previously reported as of December 31, 2008	$32,138	$165,846	$—	$—	$769,069
Net change due to implementation of SFAS No. 160 and SEC Topic No. D-98	(8)	(165,846)	59,152	291,397	(184,711)

Balances as adjusted as of December 31, 2008	$32,130	$—	$59,152	$291,397	$584,358

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

3. Effective Income Tax Rates

We believe that reporting the effective income tax rate attributable to DaVita Inc. enhances a user understanding of DaVita’s effective income tax rate for the periods presented because it excludes noncontrolling owners’ income that primarily relates to non-tax paying entities and accordingly is more comparable to prior periods presentations regarding DaVita’s effective income tax rate and is more meaningful to a user to fully understand the related income tax effects on DaVita Inc. operating results. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to the effective income tax rate.

Effective income tax rate as compared to the effective income tax rate attributable to DaVita Inc. is as follows:

	Three months ended
	March 31, 2009	December 31, 2008	March 31, 2008
Income before income taxes	$173,057	$169,364	$151,578

Income tax expense	$64,783	$59,618	$55,570

Effective income tax rate	37.4%	35.2%	36.7%

	Three months ended
	March 31, 2009	December 31, 2008	March 31, 2008
Income before income taxes	$173,057	$169,364	$151,578
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(12,156)	(11,509)	(9,054)

Income before income taxes attributable to DaVita Inc.	$160,901	$157,855	$142,524

Income tax expense	$64,783	$59,618	$55,570
Less income (tax) benefit attributable to noncontrolling interests	(93)	(128)	20

Income tax attributable to DaVita Inc.	$64,690	$59,490	$55,590

Effective income tax rate attributable to DaVita Inc.	40.2%	37.7%	39.0%

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

4. Operating Cash Flow Net of Income Distributions to Noncontrolling Interests:

We believe that operating cash flow net of income distributions to noncontrolling interests enhances a user’s understanding of the impact to our cash flow statements of implementing SFAS No. 160 which requires us to report operating cash flows at an enterprise level. Operating cash flow net of income distributions to noncontrolling interests also provides a measure that is more meaningful because it relates to operating cash flows that are attributable to DaVita Inc. This measure is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended
	March 31, 2009	December 31, 2008	March 31, 2008
Cash provided by operating activities	$134,249	$198,549	$107,912
Less: Income distributions to noncontrolling interests	(13,567)	(14,379)	(16,888)

Cash provided by operating activities attributable to DaVita Inc.	$120,682	$184,170	$91,024

	Rolling 12-Month Period
	March 31, 2009	December 31, 2008	March 31, 2008
Cash provided by operating activities	$640,038	$613,701	$590,840
Less: Income distributions to noncontrolling interests	(54,449)	(57,770)	(54,811)

Cash provided by operating activities attributable to DaVita Inc.	$585,589	$555,931	$536,029

DAVITA INC.

RECONCILIATIONS FOR NON-GAAP MEASURES

(unaudited)

(dollars in thousands)

5. Free cash flow

Free cash flow represents net cash provided by operating activities less income distributions to noncontrolling interests and capital expenditures for routine maintenance and information technology. We believe free cash flow is a useful adjunct to cash flow from operating activities and other measurements under United States generally accepted accounting principles, since free cash flow is a meaningful measure of our ability to fund acquisition and development activities and meet our debt service requirements. In addition, free cash flow excluding income distributions to noncontrolling interests also provides a user with an understanding of free cash flows that are attributable to DaVita Inc. Free cash flow is not a measure of financial performance under United States generally accepted accounting principles and should not be considered as an alternative to cash flows from operating, investing or financing activities, as an indicator of cash flows or as a measure of liquidity.

	Three months ended
	March 31, 2009	December 31, 2008	March 31, 2008
Cash provided by operating activities	$134,249	$198,549	$107,912
Less: Income distributions to noncontrolling interests	(13,567)	(14,379)	(16,888)

Cash provided by operating activities attributable to DaVita Inc.	$120,682	$184,170	$91,024
Less: Expenditures for routine maintenance and information technology	(31,155)	(39,412)	(18,451)

Free cash flow	$89,527	$144,758	$72,573

	Rolling 12-Month Period
	March 31, 2009	December 31, 2008	March 31, 2008
Cash provided by operating activities	$640,038	$613,701	$590,840
Less: Income distributions to noncontrolling interests	(54,449)	(57,770)	(54,811)

Cash provided by operating activities attributable to DaVita Inc.	$585,589	$555,931	$536,029
Less: Expenditures for routine maintenance and information technology	(117,937)	(105,233)	(103,525)

Free cash flow.	$467,652	$450,698	$432,504